CERTIFICATE OF AMENDMENT

                          OF ARTICLES OF INCORPORATION

                             OF DESERT MINING, INC.

         We the undersigned, Kim Christensen, President and Susan Johnson, Secretary of Desert Mining, Inc. do hereby certify: that the Board of Directors of said corporation at a meeting duly convened, held on the 3rd day of November, 2000 adopted a resolution to amend the original Articles as follows:

Article one which presently reads as follows:

                                  ARTICLE FIRST
                                 Corporate Name

         That the mane of the Corporation shall be: Holidays of America, Inc.

Is hereby amended to read as follows:

                                  ARTICLE FIRST
                                 Corporate Name

         The name of the corporation is: Desert Mining, Inc.

Article four which presently reads as follows:

                                  ARTICLE FOUR
                                      Stock

         This Corporation is authorized to issue 2,500 shares of common stock having no par value.

Is hereby amended to read as follows:

                                  ARTICLE FOUR
                            Authorized Capital Stock

         The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

         The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

Article five which presently reads as follows:

                                  ARTICLE FIVE
                                    Directors

         The initial number of stockholders of this corporation shall be one (1) in number. The number of Directors of this Corporation shall be (1) in number, provided, that if the number of stockholders shall be increased to a number in excess of one, the number of Directors shall be correspondingly increased, but not in excess of nine directors, pursuant to the terms of NRS 78.155. The number of Directors of this Corporation may from time to time be increased as set forth herein by an amendment to the Bylaws in that regard, and without the necessity of amending the Article of Incorporation.

Is hereby amended to read as follows:


                                  ARTICLE FIVE
                                    Directors


         The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allow by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the Business Corporation Act provides that the Director may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

         The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.

                  THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED

                                   ARTICLE TEN
                                COMMON DIRECTORS

         As provide by Nevada Revised  Statutes  78.140,  without  repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated in this Article as though more fully set-forth, and such Article shall be read and interpreted to provide the greatest latitude in its application..

                                 ARTICLE ELEVEN
                       LIABILITY OF DIRECTORS AND OFFICERS

         No Director, Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholder for monetary damage for any breach shall be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300.

                                 ARTICLE TWELVE
           ELECTION REGARDING NRS 78.378 - 78.3793 AND 78.411 - 78.444

         This corporation shall NOT be governed by nor shall the provisions of NRS 78.378 through and including 78.3793 and NRS 78.411 through and including
78.444 in any way whatsoever affect the management, operation or be applied to this Corporation. This Article may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to this article shall be bet unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set-forth in this Article only applies to any attempted amendment to this Article.

         The number of shares of the corporation outstanding and entitled to voted on an amendment to the Articles of Incorporation is 465,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote theron.



/s/ Kim Christensen
Kim Christensen, President

/s/ Susan Johnson
Susan Johnson, Secretary/Treasurer



State of Utah
County of Salt Lake

On 11-3-2000, personally appeared before me, a Notary Public, Kim Christensen and Susan Johnson who acknowledged that they executed the above instrument.

[Notary Seal]                               /s/ Christine M. Blakely
                                            ------------------------

                            ARTICLES OF INCORPORATION

                                       OF

                            HOLIDAYS OF AMERICA, INC.


KNOW ALL MEN BY THESE PRESENTS:

         That  we,  the  undersigned,   have  this  day  voluntarily  associated
ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, and we do hereby certify:

                                       I.

         That the name of the Corporation shall be:  HOLIDAYS OF AMERICA, INC.

                                       II.

         That the principal office and place of business of this Corporation shall be located at 302 East Carson, Suite 310, Las Vegas, Nevada, 89101 and that H. Gardner Jolley, Esq. Shall be the Resident Agent thereof.

                                      III.

         That the nature of the business and the objects and purposes proposed to be transacted, prompted, or carried on by the Corporation are and shall continue to be to carry on and conduct any and all lawful activities or business.

                                       IV.

         This Corporation is authorized to issue 2,500 shares of common stock having no par value.

                                       V.

         The initial number of stockholders of this corporation shall be one (1) in number. The number of Directors of this Corporation shall be (1) in number, provided, that if the number of stockholders shall be increased to a number in excess of one, the number of Directors shall be correspondingly increased, but not in excess of nine directors, pursuant to the terms of NRS 78.155. The number of Directors of this Corporation may from time to time be increased as set forth herein by an amendment to the Bylaws in that regard, and without the necessity of amending the Article of Incorporation.

                                       VI.

         The names and addresses of the first Board of Directors are as follows:

         HAROLD BLISTER             5441 Paradise Road, A202
                                    Las Vegas, Nevada  89110


                                      VII.

         The names and addresses of the first incorporators signing these Articles are as follows:

         JUDI HERRING               6213 W. Oakey
                                    Las Vegas, Nevada  89102

         JULIE J. WAGONER           4437 Newsom Circle A
                                    Las Vegas, Nevada  89109

         LINDA M. WEST              4411 Spencer Street
                                    Las Vegas, Nevada  89109


                                      VIII.

         The capital stock, after the amount of the subscription price is paid, shall be and remain nonassessable. The private property of the stockholders shall not be liable for the debts or liabilities of the Corporation.

                                       IX.

         The corporation shall have perpetual existence.

         IN WITNESS WHEREOF, we have hereunto set our hands this 30 day of May, 1979.

/s/  Judi Herring
---------------------------

/s/ Julie J. Wagoner
---------------------------

/s/  Linda M. West
---------------------------

STATE OF NEVADA
                           SS
COUNTY OF CLARK

         On this 30th day of May, 1979, personally appeared before me, a Notary Public, JUDI HERRING, JULIE J. WAGONER and LINDA M. WEST, known to me to the be persons described and who executed the foregoing instrument, and they acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

                                                              /s/
                                                              ------------------
                                                              Notary Public

                                                              [Notary Seal]